SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 11, 2002

Onvia.com, Inc.
(Exact name of registrant as specified in its charter)

000-29609
(Commission File Number)

Delaware	91-1859172
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

1260 Mercer Street
Seattle, WA 98109
(Address of principal executive offices, with zip code)

(206) 282-5170
(Registrant’s telephone number, including area code)

Item 5.    Other Events

(a)  On July 12, 2002, Onvia.com, Inc. (the “Company”) announced that at the annual shareholders meeting on July 11, 2002, its shareholders approved a 1-for-10 reverse stock split of all outstanding shares of common stock. The reverse split will be effective following the close of business on July 16, 2002, and it is anticipated that the shares will begin trading on a post-split basis effective at the beginning of trading on July 17, 2002. The reverse split will reduce the number of outstanding shares of the Company’s common stock to approximately 7,600,000.

The full text of the Company’s press release issued in connection with the foregoing matter is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.    Financial Statements and Exhibits

(c)  Exhibits

99.1	Press Release dated July 12, 2002.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Onvia.com, Inc.

Date: July 12, 2002	By:	/s/ Clayton Lewis
Clayton Lewis Presidentand Chief Operating Officer

INDEX TO EXHIBITS

Exhibit Number	Description

99.1	Press Release dated July 12, 2002.